Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of Technical Communications Corporation of our report dated December 22, 2010, relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of Technical Communications Corporation for the year ended September 25, 2010.
We also consent to the reference to our firm under the caption “Experts” in this Form S-8, which is part of this Registration Statement.

/s/ McGladrey & Pullen, LLP

Boston, Massachusetts
May 16, 2011